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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                               BGS SYSTEMS, INC.

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
                                                              FOR THE YEAR ENDED JANUARY 31
                                                         ----------------------------------------
                                                            1997           1996           1995
                                                         ----------     ----------     ----------
PRIMARY
Average shares outstanding.............................   6,256,099      6,223,420      6,201,646
Net effect of stock options, if dilutive, based on
  treasury stock method using the average market
  price................................................      87,876         40,670         31,574
                                                         ----------     ----------     ----------
          TOTAL........................................   6,343,975      6,264,090      6,233,220
                                                         ==========     ==========     ==========
          Net income...................................  $9,112,718     $7,981,917     $7,405,299
                                                         ==========     ==========     ==========
          Net income per share.........................  $     1.44     $     1.27     $     1.19
                                                         ==========     ==========     ==========
FULLY DILUTED
Average shares outstanding.............................   6,256,099      6,223,420      6,201,646
Net effect of stock options, if dilutive, based on
  treasury stock method using the year end market price
  if higher than the average market price..............      90,393         47,220         31,574
                                                         ----------     ----------     ----------
          TOTAL........................................   6,346,492      6,270,640      6,233,220
                                                         ==========     ==========     ==========
          Net income...................................  $9,112,718     $7,981,917     $7,405,299
                                                         ==========     ==========     ==========
          Net income per share.........................  $     1.44     $     1.27     $     1.19
                                                         ==========     ==========     ==========
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